EXHIBIT 5

                            ARNALL GOLDEN GREGORY LLP
                            2800 ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                             ATLANTA, GA 30309-3450

                                                      Direct phone: 404-873-8500
                                                        Direct fax: 404-873-8501
                                                                     www.agg.com


                                December 23, 2003

    Color Imaging, Inc.
    4350 Peachtree Industrial Blvd.
    Suite 100
    Norcross, GA 30071

             Re:     Registration Statement on Form S-8

    Ladies and Gentlemen:

             This opinion is rendered in connection with the proposed issue and sale by Color Imaging, Inc., a Delaware corporation (the "Company"), of up to 1,500,000 shares of the Company's Common Stock, without par value (the "Shares"), upon the terms and conditions set forth in the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), pursuant to the Company's 2003 Stock Incentive Plan (the "Plan"). We have acted as counsel for the Company in connection with the issuance and sale of the Shares by the Company.

             In rendering the opinion contained herein, we have relied in part upon examination of the Company's corporate records, documents, certificates and other instruments and the examination of such questions of law as we have considered necessary or appropriate for the purpose of this opinion. Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized, and when sold in the manner contemplated by the Plan, upon receipt by the Company of payment in full therefor as provided therein, and upon issuance pursuant to a current prospectus in conformity with the Act, they will be legally issued, fully paid and non-assessable.

             We consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                                  Sincerely,

                                                  ARNALL GOLDEN GREGORY LLP

                                                  /s/ Arnall Golden Gregory LLP



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